Exhibit 99.1

iSpecimen Announces Milestone 2: System Integration and Marketplace Activation Complete

Live Production Marketplace Now Available

Woburn, MA - February 6, 2026: iSpecimen Inc. (NASDAQ: ISPC) today announced the successful completion of Milestone 2, System Integration and Marketplace Activation, marking a pivotal step in the SalesStack digital transformation journey. The milestone delivers a fully integrated, live marketplace that connects customer requests with supplier inventories, enabling streamlined operations, reduced costs, and a foundation for future growth.

Chief Executive Officer Ms. Katie Field commented, “This Milestone 2 achievement demonstrates end-to-end system integration, legacy data migration, and activation of a production-ready SalesStack marketplace. We are pleased this will deliver operational continuity and scalable growth for our customers and vendors alike.”

Key achievements of the Milestone 2 phase include:

End-to-End System Integration Connected the new SalesStack marketplace to core internal systems, enabling seamless data flow across customer, supplier, and transaction services.

Legacy Data Migration Successfully migrated all historical user, order, and supplier data from the legacy marketplace into the new SalesStack platform.

Production Marketplace Launch Activated the new platform for live use, now available at: Production: https://mp.ispecimen.com

Core Feature Enablement Delivered essential marketplace functionality required for full operational workflows, including order processing, user management, and supplier connectivity.

Enhanced AI-Driven Matching (customer requests and supplier inventories) In line with industry efforts to leverage AI for demand-supply matching, the marketplace now supports AI-assisted matching to more efficiently connect customer requests with available supplier inventories.

Ms. Field continued, “Milestone 2 validates our approach to a connected, AI-informed marketplace. By unifying data and automating core workflows, we’re delivering tangible value to customers and suppliers while laying the groundwork for rapid growth.”

The Company noted business benefits of this second stage:

Operational Continuity & Stability: The new platform is fully connected to internal systems, enabling live, end-to-end marketplace operations and reducing manual handoffs.

Cost Optimization: As part of the legacy system sunset process, the company will begin downsizing infrastructure supporting the old marketplace, significantly reducing AWS operating expenses.

Improved Scalability & Performance: The new architecture enables faster feature delivery, improved system reliability, and the ability to scale with customer demand.

Foundation for Revenue Growth: With system integration and live marketplace activation complete, iSpecimen is positioned to accelerate supplier onboarding, pricing automation, and new customer acquisition in subsequent phases.

Next steps of the Salestack roll out include expanding supplier onboarding and pricing automation to shorten time-to-market for new suppliers and to enable dynamic, price-competitive listings. We will roll out AI-driven match capabilities at scale to improve precision in connecting customer requests with supplier inventories, reducing manual intervention and accelerating order fulfillment. We will continue the sunset of legacy infrastructure, migrating workloads and data to the SalesStack platform while ensuring uninterrupted service, security, and compliance throughout the transition. Finally, the Company intends to prepare for Milestone 3 by planning additional marketplace features, broader geographic rollout, and deeper integrations with partner ecosystems to drive growth, resilience, and a more seamless buyer-supplier experience.

About iSpecimen Inc.

iSpecimen Inc. (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company’s filings with the SEC, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements.

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For further information, please contact:

info@ispecimen.com